Exhibit 10.16

                            DOMINION RESOURCES, INC.

                        RETIREMENT BENEFIT FUNDING PLAN




                            Effective June 29, 1990
                                      and
                              Amended and Restated
                            September 1, 1996

                               TABLE OF CONTENTS

Article                                                      Page


INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . .2
          1.1  Account . . . . . . . . . . . . . . . . . . . . .2
          1.2  Administrative Benefit Committee. . . . . . . . .2
          1.3  Administrative and Investment Benefit Committee .2
          1.4  Affiliate . . . . . . . . . . . . . . . . . . . .2
          1.5  After-Tax Value . . . . . . . . . . . . . . . . .2
          1.6  Alternate Payee . . . . . . . . . . . . . . . . .2
          1.7  Beneficiary . . . . . . . . . . . . . . . . . . .2
          1.8  Benefit Restoration Plan. . . . . . . . . . . . .3
          1.9  Code. . . . . . . . . . . . . . . . . . . . . . .3
          1.10 DRI . . . . . . . . . . . . . . . . . . . . . . .3
          1.11 DRI Board . . . . . . . . . . . . . . . . . . . .3
          1.12 DRI O&C Committee . . . . . . . . . . . . . . . .3
          1.13 DRI Participant . . . . . . . . . . . . . . . . .3
          1.14 Employer. . . . . . . . . . . . . . . . . . . . .3
          1.15 ERISA . . . . . . . . . . . . . . . . . . . . . .3
          1.16 ESRP. . . . . . . . . . . . . . . . . . . . . . .3
          1.17 Investment Manager. . . . . . . . . . . . . . . .3
          1.18 Nonregulated Subsidiary . . . . . . . . . . . . .3
          1.19 Participant . . . . . . . . . . . . . . . . . . .3
          1.20 Plan. . . . . . . . . . . . . . . . . . . . . . .3
          1.21 Plan Year . . . . . . . . . . . . . . . . . . . .3
          1.22 Qualified Domestic Relations Order. . . . . . . .3
          1.23 Special Trust . . . . . . . . . . . . . . . . . .4
          1.24 Trust . . . . . . . . . . . . . . . . . . . . . .4
          1.25 Trustee . . . . . . . . . . . . . . . . . . . . .4
          1.26 Trust Fund. . . . . . . . . . . . . . . . . . . .4
          1.27 Valuation Date. . . . . . . . . . . . . . . . . .4
          1.28 Virginia Power. . . . . . . . . . . . . . . . . .4
          1.29 Virginia Power Board. . . . . . . . . . . . . . .4
          1.30 Virginia Power O&C Committee. . . . . . . . . . .4
          1.31 Virginia Power Participant. . . . . . . . . . . .4

ARTICLE II - PARTICIPATION . . . . . . . . . . . . . . . . . . .4

ARTICLE III - CONTRIBUTIONS. . . . . . . . . . . . . . . . . . .4
          3.1  Employer Contributions. . . . . . . . . . . . . .4
          3.2  Transfer Contributions. . . . . . . . . . . . . .5
          3.3  General Provisions on Contributions . . . . . . .5
          3.4  Contributions For Income Taxes. . . . . . . . . .5

ARTICLE IV - ALLOCATIONS . . . . . . . . . . . . . . . . . . . .5
          4.1  Participants' Accounts. . . . . . . . . . . . . .5
          4.2  Allocation of Contributions and Transfers . . . .5
          4.3  Schedule of Contributions . . . . . . . . . . . .6
          4.4  Other Allocations . . . . . . . . . . . . . . . .6
          4.5  Subaccount Recordkeeping. . . . . . . . . . . . .6

ARTICLE V - VESTING. . . . . . . . . . . . . . . . . . . . . . .7

ARTICLE VI - DISTRIBUTIONS . . . . . . . . . . . . . . . . . . .7
          6.1  Periodic Distributions. . . . . . . . . . . . . .7
          6.2  Separation from Service . . . . . . . . . . . . .7
          6.3  Participants in Pay Status. . . . . . . . . . . .8
          6.4  Death Benefits. . . . . . . . . . . . . . . . . .9
          6.5  Special Distribution. . . . . . . . . . . . . . .9

ARTICLE VII - APPOINTMENTS AND ALLOCATIONOF FIDUCIARY RESPONSIBILITY9
          7.1  Sponsor, Named Fiduciary. . . . . . . . . . . . .9
          7.2  Accountant. . . . . . . . . . . . . . . . . . . .9
          7.3  Insurer . . . . . . . . . . . . . . . . . . . . 10
          7.4  Investment Manager. . . . . . . . . . . . . . . 10
          7.5  Trustee . . . . . . . . . . . . . . . . . . . . 10
          7.6  Allocation of Responsibility. . . . . . . . . . 10
          7.7  General . . . . . . . . . . . . . . . . . . . . 10
          7.8  Fiduciary Discretion. . . . . . . . . . . . . . 11

ARTICLE VIII - COMMITTEES. . . . . . . . . . . . . . . . . . . 11
          8.1  General . . . . . . . . . . . . . . . . . . . . 11
          8.2  Duties. . . . . . . . . . . . . . . . . . . . . 12
          8.3  Agents. . . . . . . . . . . . . . . . . . . . . 12

ARTICLE IX - ADMINISTRATIVE OF THE PLAN. . . . . . . . . . . . 12
          9.1  Duties of Participants and Beneficiaries. . . . 12
          9.2  General . . . . . . . . . . . . . . . . . . . . 12
          9.3  Disclosure. . . . . . . . . . . . . . . . . . . 13
          9.4  Annual Accountings. . . . . . . . . . . . . . . 13
          9.5  Expenses - Compensation . . . . . . . . . . . . 13
          9.6  Directions to Trustee, Insurers and
               Investment Managers . . . . . . . . . . . . . . 14
          9.7  Claims Procedure. . . . . . . . . . . . . . . . 14

ARTICLE X - OBLIGATIONS OF EMPLOYER. . . . . . . . . . . . . . 15
          10.1 No Contract or Inducement . . . . . . . . . . . 15
          10.2 No right to Employment. . . . . . . . . . . . . 15
          10.3 Obligation for Benefits . . . . . . . . . . . . 15

ARTICLE XI - AMENDMENT AND TERMINATION OF PLAN . . . . . . . . 15
          11.1 Amendment of the Plan . . . . . . . . . . . . . 15
          11.2 Termination of the Plan . . . . . . . . . . . . 16

ARTICLE XII - GENERAL PROVISIONS . . . . . . . . . . . . . . . 16
          12.1 Interpretation. . . . . . . . . . . . . . . . . 16
          12.2 Merger, Consolidation and Transfers of
               Assets or Liabilities . . . . . . . . . . . . . 16
          12.3 Limitation on Assignment. . . . . . . . . . . . 16
          12.4 Discharge of Liability. . . . . . . . . . . . . 17
          12.5 Payments to Minors and Incompetents . . . . . . 17
          12.6 Unclaimed Benefits. . . . . . . . . . . . . . . 17
          12.7 Headings and Subheadings. . . . . . . . . . . . 17
          12.8 Use of Masculine and Feminine,
               Singular and Plural . . . . . . . . . . . . . . 17
          12.9 Governing Law . . . . . . . . . . . . . . . . . 17
          12.10     Errors and Omissions . . . . . . . . . . . 17

EXECUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . 18

                                  INTRODUCTION

     Dominion Resources, Inc., Virginia Electric and Power Company, the Affiliates, and the Nonregulated Subsidiaries have made various benefit promises and commitments to certain of their current and former elected officers. The Board of Directors of Dominion Resources, Inc. and the Board of Directors of Virginia Electric and Power Company determined that the adoption of the Dominion Resources, Inc. Retirement Benefit Funding Plan, which is designed to permit the funding of certain benefits promised to Participants, would assist them in attracting and retaining those employees whose judgment, abilities, and experience will contribute to the continued success of Dominion Resources, Inc. and Virginia Electric and Power Company.

     The Plan is intended to be an employee pension benefit plan within the meaning of Section 3(2) of ERISA. The Plan and Trust shall be administered and interpreted in accordance with these intentions.

     Due to changes in the Federal income tax laws and for other reasons, Dominion Resources, Inc. and Virginia Electric and Power Company have determined to cease contributions to the Plan to provide additional benefits to Participants and to cease making new Participants in the Plan effective in 1996. The Plan and Trust shall be administered and interpreted in accordance with all current tax laws and regulations until all funds have been paid from the Plan in accordance with its terms.

                            ARTICLE I - DEFINITIONS

     1.1 Account means the separate account that is established for each Participant. A Participant's Account is comprised of three subaccounts: the ESRP Account, the Benefit Restoration Account and the Credited Service Account.

     1.2 Administrative Benefit Committee means the committee comprised of the individuals appointed by the Administrative and Investment Benefit Committee in accordance with Section 8.1.

     1.3 Administrative and Investment Benefit Committee means the committee comprised of the individuals appointed by the DRI Board and the Virginia Power Board in accordance with Section 8.1.

     1.4 Affiliate means an employer, whether or not incorporated, which with Virginia Power is treated as a single employer under Code section 414(b), 414(c), 414(m) or 414(n) as determined before the application of the provisions of Code section 414(r), excluding DRI and the Nonregulated Subsidiaries.

     1.5 After-Tax Value means the amount that, after payment of any applicable federal, state, and local income and employment taxes, would yield the amount of the payment in question, taking into consideration the extent to which, if any, that the payment from the Funding Plan is taxable to the Participant. The determination of the After-Tax Value shall be made on the basis of a policy or guidelines adopted by the DRI O&C Committee with respect to DRI Participants or the Virginia Power O&C Committee with respect to Virginia Power Participants, using the maximum rates of federal, state, and local income and employment taxes that are applicable to the Participant, Beneficiary, or beneficiary of a Beneficiary.

     1.6 Alternate Payee means a Participant's spouse, former spouse, child or other dependent who is recognized in a Qualified Domestic Relations Order as having, or who is assigned, a right to receive all or a portion of the benefit payable to a Participant under the Plan.

     1.7 Beneficiary means an individual or entity that is entitled to receive any benefits that may be payable under the Plan on or after a Participant's death. The Participant's Beneficiary shall be determined in accordance with the following subsections.

          (a) The Beneficiary shall be the Participant's surviving spouse unless such spouse has consented in writing to the Participant's designation of a different Beneficiary. The surviving spouse's consent must be in writing, must acknowledge the effect of the Participant's election, and must be witnessed by a Plan representative or notary public. With the consent of the surviving spouse, the provisions in subsection (b) are effective for that Participant. The provisions of subsection (b) also shall be effective with respect to a Participant if the Administrative Benefit Committee is satisfied that the consent of the surviving spouse cannot be obtained because the Participant has no spouse, because the spouse cannot be located, or because such other circumstances are applicable regulations may provide.

          (b) Except as provided in subsections (a) and (c), the Beneficiary shall be the individual or entity designated by the Participant. In the absence of an effective designation and if subsections (a) and (c) are not applicable, the Beneficiary shall be the surviving spouse, if any, then the Participant's descendants, per stirpes, and if none, the Participant's estate.

          (c) To the extent provided in a Qualified Domestic Relations Order, the Beneficiary shall be the Alternate Payee recognized by the order as having a right to receive all or a portion of the benefits payable under the Plan on behalf of the Participant following the Participant's death.

     1.8 Benefit Restoration Plan means the Dominion Resources, Inc. Retirement Benefit Restoration Plan.

     1.9 Code means the Internal Revenue Code of 1986, as amended.

     1.10 DRI means Dominion Resources, Inc.

     1.11 DRI Board means the Board of Directors of DRI.

     1.12 DRI O&C Committee means the Organization and Compensation Committee of the DRI Board.

     1.13 DRI Participant means an individual who is or was an elected officer of DRI or a Nonregulated Subsidiary and who has been designated to participate in the Plan in accordance with Article II.

     1.14 Employer means DRI, Virginia Power, each Affiliate that, with the approval of the Virginia Power Board, and each Nonregulated Subsidiary that, with the approval of the DRI Board, has elected to contribute to the Plan on behalf of one or more employees.

     1.15 ERISA means the Employee Retirement Income Security Act of 1974, as amended.

     1.16 ESRP means the Dominion Resources, Inc. Executive Supplemental Retirement Plan.

     1.17 Investment Manager means a fiduciary who satisfies the requirements of ERISA section 3(38) and who is appointed by the Administrative Benefits Committee to manage, acquire, or dispose of Trust Fund assets.

     1.18 Nonregulated Subsidiary means Dominion Capital, Inc., Dominion Energy, Inc., Dominion Lands, Inc. or another corporation (i) in which DRI owns stock possessing at least 50 percent of the combined voting power of all classes of stock, (ii) which is not subject to regulation as a public service corporation by the State Corporation Commission of Virginia and (iii) which is not an Affiliate.

     1.19 Participant means an individual who satisfies the requirements of
Article II and includes the DRI Participants and the Virginia Power
Participants.

     1.20 Plan means the Dominion Resources, Inc. Retirement Benefit Funding
Plan.

     1.21 Plan Year means the calendar year.

     1.22 Qualified Domestic Relations Order means a judgment, decree, order, or approval of a property settlement that satisfies the requirements of ERISA section 206(d)(3)(B).

     1.23 Special Trust means the Dominion Resources, Inc. Special Trust Agreement between DRI and Mellon Bank, N.A. and effective as of December 1, 1986.

     1.24 Trust means the entity created pursuant to the agreement among DRI, Virginia Power and the Trustee relating to the Plan.

     1.25 Trustee means Mellon Bank, N.A.

     1.26 Trust Fund means the assets of the Plan that are held in the Trust.

     1.27 Valuation Date means the last business day of each calendar quarter.

     1.28 Virginia Power means Virginia Electric and Power Company.

     1.29 Virginia Power Board means the Board of Directors of Virginia
Power.

     1.30 Virginia Power O&C Committee means the Organization and Compensation Committee of the Virginia Power Board.

     1.31 Virginia Power Participant means an individual who is or was an elected officer of Virginia Power and who has been designated to participate in the Plan in accordance with Article II.


                    ARTICLE II - PARTICIPATION

     An individual who is or was an elected officer of Virginia Power or an Affiliate and who is designated by the Virginia Power Board to participate in the Plan shall be a Participant. An individual who is or was an elected officer of DRI or a Nonregulated Subsidiary and who is designated by the DRI Board to participate in the Plan shall be a Participant. The Administrative Benefit Committee shall notify each individual upon his qualification to become a Participant in the Plan. Participation in the Plan ceases when a Participant's entire Account in the Plan has been distributed. No individual shall become a Participant after December 31, 1996.

                   ARTICLE III - CONTRIBUTIONS

     3.1  Employer Contributions.

          In each Plan Year, each Employer shall contribute to the Trust Fund the amount, if any, that the Employer determines in its discretion to be its contribution for the Plan Year. An Employer's contribution shall be made only from its current or accumulated profits, as determined on the basis of its financial statements and in accordance with its standard and customary accounting practices for financial reporting. If an Employer is prevented from making a contribution for any Plan Year because it lacks sufficient current or accumulated profits, that Employer's contribution may be made, but is not required to be made, by one or more other Employers. Notwithstanding the foregoing, all Employer contributions on behalf of Virginia Power Participants are subject to the approval of the Virginia Power Board and all contributions on behalf of DRI Participants are subject to the approval of the DRI Board. Contributions to the Trust Fund for allocation to Participants' Accounts shall cease as of December 31, 1996, except to the extent contributions are made to the Trust Fund pursuant to Section 3.4.

     3.2  Transfer Contributions.

          In lieu of or in addition to a contribution pursuant to Section 3.1, an Employer may direct that an amount be transferred to the Trust from the Special Trust. All such transfers on behalf of Virginia Power Participants shall be subject to the approval of the Virginia Power Board and all such transfers on behalf of DRI Participants shall be subject to the approval of the DRI Board. In addition, all such transfers shall be in accordance with the terms of the Special Trust.

     3.3  General Provisions on Contributions.

          (a) The Trustee is not required to collect Employer contributions or transfer contributions pursuant to Section 3.2 and is responsible only for assets received in its capacity as Trustee. Subject to the approval of the Virginia Power O&C Committee (with respect to Virginia Power Participants) or the DRI O&C Committee (in the case of DRI Participants), an Employer may cause each Plan Year's Employer contributions or transfers pursuant to Section 3.2 to be paid to the Trust in installments and on the dates that it selects.

          (b) Unless allocated as of an earlier date, any contributions made to the Plan by an Employer or transferred pursuant to Section 3.2 after the first day of a Plan Year may be held by the Trustee and invested as a segregated account, commingled with the Trust Fund, and allocated to Participants' Accounts as of the last day of the Plan Year. The Trustee shall maintain such records as may be necessary to assure that such contributions and amounts attributable to such contributions are allocated to the proper Participants' Accounts as otherwise provided by the Plan.

     3.4  Contributions For Income Taxes.

          For each Plan Year beginning after December 31, 1996, DRI in its discretion may contribute to the Trust Fund the amount, if any, that the Trustee informs DRI is the allocable portion of any income taxes imposed on the Trust Fund with respect to Accounts of DRI Participants. For each Plan Year beginning after December 31, 1996, Virginia Power in its discretion may contribute to the Trust Fund the amount, if any, that the Trustee informs Virginia Power is the allocable portion of any income taxes imposed on the Trust Fund with respect to Accounts of Virginia Power Participants.


                            ARTICLE IV - ALLOCATIONS

     4.1  Participants' Accounts.

          The Administrative Benefit Committee shall cause an Account to be established and maintained in the name of each Participant. Each Participant's Account shall be comprised of up to three subaccounts: an ESRP Account, a Benefit Restoration Account, and a Credited Service Account. Each Participant's Accounts shall be credited with the Participant's share of amounts contributed or transferred to the Trust pursuant to Article III, as well as a proportionate share of the net earnings, gains, or losses of the Trust Fund and any distributions from the Account.

     4.2  Allocation of Contributions and Transfers.

          Amounts contributed or transferred to the Trust pursuant to Article III, if any, shall be allocated among Participants' Accounts as of the date specified by the Virginia Power O&C Committee (in the case of Virginia Power Participants) or the DRI O&C Committee (in the case of DRI Participants) or, if no date is specified, the last day of the Plan Year. Amounts contributed to the Trust pursuant to Section 3.4 shall be allocated among Participants' Accounts as of the date received by the Trustee.

     4.3  Schedule of Contributions.

          At least annually, the Administrative Benefit Committee shall furnish the Trustee a schedule showing as to each Participant the amount, if any, of contributions or transfers pursuant to Article III to be allocated to each Participant's Account. The Administrative Benefit Committee also shall provide to the Trustee a schedule showing the amount of any such contribution or transfer that is to be allocated to the ESRP Account, the Benefit Restoration Account, and the Credited Service Account of each Participant. For amounts contributed to the Trust pursuant to Section 3.4, the Administrative Benefit Committee shall furnish the Trustee a schedule showing the amount to be allocated to each Participant's Account and, within such Account, to such Participant's ESRP Account, Benefit Restoration Account and Credited Service Account.

     4.4  Other Allocations.

          (a) As of each Valuation Date, before crediting any amounts allocated to a Participant's Account under Section 4.2, the Trustee shall revalue the net assets of the Trust Fund at their then current market value to reflect any increase or decrease in the value of the investments of the Trust Fund as of that date as compared with the total value of the Trust Fund on the last preceding Valuation Date.

          (b) As of each Valuation Date, after revaluing the assets of the Trust Fund as provided in subsection (a) and before crediting any amounts allocated to a Participant's Account under Section 4.2, the Trustee shall apportion among the separate Accounts of all Participants the net income or loss earned by the Trust Fund during the period following the preceding Valuation Date. Such income or loss shall be apportioned on the basis of the Account balances of the Participants as of the beginning of such Plan Year.

          (c) If any interim contributions or transfers have been held in a segregated account as provided in Section 3.3(b), any income attributable to such contributions shall be allocated to the appropriate Account of each Participant to whom such contributions or transfers are allocated.

     4.5  Subaccount Recordkeeping.

          Allocations to a Participant's Account pursuant to Sections 4.2 and
4.4 shall be further allocated between each Participant's ESRP Account, Benefit Restoration Account, and Credited Service Account. The further allocation of amounts allocated pursuant to Section 4.2 shall be made on the basis of the Employer's direction, as approved by the Virginia Power O&C Committee (in the case of Virginia Power Participants) or the DRI O&C Committee (in the case of DRI Participants), and as reflected in the schedule described in Section 4.3. The further allocation of amounts allocated pursuant to Section 4.4 shall be made on the basis of the relative value of the Participant's ESRP Account, the Benefit Restoration Account, and the Credited Service Account as of the immediately preceding Valuation Date.

                              ARTICLE V - VESTING

     Each Participant shall at all times have a fully vested and nonforfeitable interest in his Account.

                           ARTICLE VI - DISTRIBUTIONS

     6.1  Periodic Distributions.

          As soon as practicable after an amount is allocated to a Participant's Account under Section 4.2, but in any event before the April 15 of the Plan Year following the Plan Year in which the allocation was made, a distribution shall be made from the Account of each Participant as provided in the following sentences. The amount to be distributed shall be the amount that the Virginia Power O&C Committee (in the case of Virginia Power Participants) or the DRI O&C Committee (in the case of DRI Participants) determines is required by the Participant to satisfy the federal, state, and local income tax liability attributable to the allocation. The amount distributed pursuant to this Section shall be charged to the Participant's ESRP Account, Benefit Restoration Account, and Credited Service Account in proportion to the contributions or transfers allocated to such subaccounts for the Plan Year. No distribution shall be made from an Account to a Participant with respect to any amount contributed pursuant to Section 3.4 that is allocated to a Participant's Account.

     6.2  Separation from Service.

          (a) A Participant who separates from the service of DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary after June 29, 1990, shall be entitled to the benefits that may be provided by his Account balance as of the Valuation Date coincident with or immediately preceding such date, plus any amounts that are subsequently allocated to his Account pursuant to Article IV. Benefits shall be distributed to the Participant in accordance with the following subsection (b) or (c).

          (b) The Participant's ESRP Account shall be paid in the same form as the Participant elects for his benefit payments under the ESRP. The amount distributable from the Participant's ESRP Account shall be the After-Tax Value of the amount required to satisfy fully the obligation of DRI and Virginia Power to the Participant under the ESRP. The Participant's Credited Service Account shall be paid in the form and at the times provided in any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes. The amount distributable from the Participant's Credited Service Account shall be the After-Tax Value of the amount required to satisfy fully the obligation of DRI and Virginia Power to the Participant under any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes. The Participant's Benefit Restoration Account shall be paid in the same form as provided for the Participant in the Benefit Restoration Plan. The amount distributable from the Participant's Benefit Restoration Account shall be the After-Tax Value of the amount required to satisfy fully the obligation of DRI and Virginia Power to the Participant under the Benefit Restoration Plan.

          (c) Distributions under Section 6.2(b) shall begin on the first day of the month next following the day that the Participant separates from the service of DRI, Virginia Power, an Affiliate, or a Nonregulated Subsidiary. The payments to the Participant shall end when the entire value of his Account has been distributed and the final payment to the Participant shall equal his remaining balance in his Account. If there is any balance in the Participant's Account when the Participant is no longer entitled to payments under the ESRP, the Benefit Restoration Plan, or any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes, the remaining balance in the Participant's Account shall be paid to the Participant in a single lump sum.

     6.3  Participants in Pay Status.

          (a) A Participant who separated from the service of DRI, Virginia Power, an Affiliate, or a Nonregulated Subsidiary on or before June 29, 1990, shall be entitled to receive his benefits as provided in the following sentences. The value of the Account of a Participant described in the preceding sentence may be segregated and, by way of example and not of limitation, may be invested in a savings account, money market fund, or other interest-bearing investment medium. The Administrative Benefit Committee shall determine the projected Trust Fund earnings allocable to the Participant's Account (based on the value of the Account as of the applicable Valuation Date) during the period beginning with the Participant's selection as a Participant and ending with the last month for which a benefit is payable to the Participant under Dominion Resources, Inc. Executive Supplemental Retirement Plan. The amount payable to the Participant each month shall be the amount that, based on the Administrative Benefit Committee's determination of projected earnings, will provide equal monthly payments to the Participant during the period described in the preceding sentence. Notwithstanding the foregoing, the amount distributable from the Participant's ESRP Account shall not be greater than the amount required to fully satisfy the obligation of Virginia Power and DRI to the Participant under the Dominion Resources, Inc. Executive Supplemental Retirement Plan and the amount distributable from the Participant's Credited Service Account shall not be greater than the amount required to fully satisfy the obligation of Virginia Power and DRI to the Participant under any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes. The payments to the Participant shall end when the entire value of his Account has been distributed and the final payment to the Participant shall equal his remaining balance in his Account. The payments under this Section shall begin on the first day of the month next following the day that the Participant is selected to participate in the Plan.

          (b) A Participant who is receiving payments from the Plan as of January 1, 1997 shall be subject to the provisions of this Section 6.3(b). Effective January 1, 1997, the amount distributable from the Participant's ESRP Account shall be the After-Tax Value of the amount required to satisfy fully the obligation of DRI and Virginia Power to the Participant under the ESRP. Effective January 1, 1997, the amount distributable from the Participant's Credited Service Account shall be the After-Tax Value of the amount required to satisfy fully the obligation of DRI and Virginia Power to the Participant under any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes. Effective January 1, 1997, the amount distributable from the Participant's Benefit Restoration Account shall be the After-Tax Value of the amount required to satisfy fully the obligation of DRI and Virginia Power to the Participant under the Benefit Restoration Plan. The payments to the Participant shall end when the entire value of his Account has been distributed and the final payment to the Participant shall equal his remaining balance in his Account. If there is any balance in the Participant's Account when the Participant is no longer entitled to payments under the ESRP, the Benefit Restoration Plan, or any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes, the remaining balance in the Participant's Account shall be paid to the Participant in a single lump sum.
     6.4  Death Benefits.

          (a) If a Participant dies after the commencement of benefit payments under Section 6.2 or 6.3 but before he has received his entire interest in his Account, the remainder of the Participant's interest in his Account shall be paid to the Participant's Beneficiary in the same manner that the Participant was receiving benefits before his death.

          (b) If a Participant dies before the commencement of benefit payments under Section 6.2 or 6.3, the value of his Account shall be paid to his Beneficiary in the manner described in Section 6.2(b) or 6.3, as applicable.

          (c) A Beneficiary who is receiving benefits under this Section may designate a beneficiary who will be entitled to receive any benefits that remain to be paid to the Beneficiary after the Beneficiary's death. Such designation shall be made in the same manner as the Participant's designation of a Beneficiary.

     6.5  Special Distribution

     As of January 1, 1997, the Administrative Benefit Committee shall determine which Participants have Accounts that are valued at $10,000 or less. For such Participants, the Administrative Benefit Committee shall distribute the entire value of each such Participant's Account to the Participant in a single lump sum as of January 1, 1997. Any Participant who receives a distribution under this
Section 6.5 shall not be entitled to any further benefits under the Plan. A distribution under this Section 6.5 shall not reduce the amount which any Participant is entitled to under the ESRP, the Benefit Restoration Plan, or any contractual agreement related to the Participant's years of credited service for employee benefit plan purposes.

                   ARTICLE VII - APPOINTMENTS AND ALLOCATION
                          OF FIDUCIARY RESPONSIBILITY

     7.1  Sponsor, Named Fiduciary.

          DRI is hereby designated and appointed the sponsor and named fiduciary of the Plan as to DRI Participants and Virginia Power is hereby designated and appointed the sponsor and named fiduciary of the Plan as to Virginia Power Participants.

     7.2  Accountant.

          To the extent required by law, the Administrative Benefit Committee shall designate as accountant for the Plan a person recognized by the Secretary of Labor as an independent qualified public accountant or a firm which maintains on its staff at least one such person. Such entity shall be engaged by the Administrative Benefit Committee to perform (to the extent required by law) in accordance with generally accepted accounting principles the examination of the financial statements and other books and records of the Plan that are necessary to enable it to form and render an opinion as to whether the financial statements and schedules required by law to be included in the annual report of the Plan are presented fairly and in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding year and to render such other opinions and perform such other services with regard to the Plan as may be necessary or desirable.

     7.3  Insurer.

          The Administrative Benefit Committee may designate one or more insurance companies licensed to do business in Virginia to invest or insure part or all of the assets of the Plan.

     7.4  Investment Manager.

          The Administrative Benefit Committee, acting as a named fiduciary for this purpose, may appoint an Investment Manager to manage all or a designated part of the assets of the Trust Fund. An Investment Manager shall have complete control and authority over all matters concerning the investment of assets under its direction and control, including brokerage transactions. When an Investment Manager has been appointed and has accepted its fiduciary responsibility to the Plan in writing, the Trustee shall be under no obligation to invest the portion of the Trust Fund under the control of the Investment Manager and shall not incur any liability with respect to that portion of the Trust Fund unless it shall knowingly participate in or knowingly conceal another party's breach of its fiduciary responsibilities with respect to that portion of the Trust Fund. Nothing herein, however, shall relieve the Trustee of responsibility for its acts or omissions as Trustee.

     7.5  Trustee.

          The DRI Board and the Virginia Power Board must jointly appoint a Trustee. A Trustee may resign at any time upon 60 days' written notice to DRI and Virginia Power or such other period as may be agreed upon in writing by DRI and Virginia Power and the Trustee. The DRI Board and the Virginia Power Board may jointly act to remove a Trustee at any time upon like notice to the Trustee. In either event, the DRI Board and the Virginia Power Board may jointly appoint a successor Trustee or Trustees. Any successor Trustee shall become vested with all the estate, rights, powers, discretion and duties of a Trustee hereunder.

     7.6  Allocation of Responsibility.

          The DRI Board and the Virginia Power Board, through this document, have delegated certain fiduciary responsibilities to the DRI O&C Committee, the Virginia Power O&C Committee, the Administrative and Investment Benefit Committee and the Administrative Benefit Committee. The DRI Board and the Virginia Power Board (or any committee to which either has delegated a function hereunder) shall have the power to further allocate fiduciary responsibilities among other fiduciaries and to designate fiduciaries and nonfiduciaries to carry out other responsibilities in order to provide for the orderly operation and administration of the Plan. Any allocation, delegation, or other assignment of duties with regard to the Plan shall continue until it is revoked, modified, or altered. To the extent allowed by law, each fiduciary's responsibility is limited to the duties allocated or assigned to the fiduciary. Fiduciaries serving under the Plan may serve in more than one fiduciary capacity.

     7.7  General.

          A person or entity serving in a fiduciary capacity to the Plan may employ one or more persons to render advice as to his or its responsibilities hereunder. Any person employed by DRI who is serving under the Plan without compensation may, with the approval of the DRI O&C Committee, have his reasonable expenses incurred in serving hereunder reimbursed from the Trust Fund. Any person employed by Virginia Power who is serving under the Plan without compensation may, with the approval of the Virginia Power O&C Committee, have his reasonable expenses incurred in serving hereunder reimbursed from the Trust Fund.

     7.8  Fiduciary Discretion.

          In discharging the duties assigned to it under the Plan, each fiduciary has the discretion to interpret the Plan; adopt, amend, and rescind rules and regulations pertaining to his or its duties under the Plan; and to make all other determinations necessary or advisable for the discharge of his or its duties under the Plan. Each fiduciary's discretionary authority is absolute and exclusive if exercised in a uniform and nondiscriminatory manner with respect to all similarly situated individuals. The express grant in the Plan of any specific power to a fiduciary with respect to any duty assigned to him or it under the Plan must not be construed as limiting any power or authority of the fiduciary to discharge him or its duties.


                           ARTICLE VIII - COMMITTEES

     8.1 General.

          One or more committees may be established to carry out various functions relating to the Plan. The committees currently constituted, how they are appointed and their specific responsibilities are as follows:

          (a) Virginia Power O&C Committee. The Virginia Power O&C Committee is a committee of and appointed by the Virginia Power Board. It is responsible for recommending to the Virginia Power Board: contributions or transfers pursuant to
Article III on behalf of Virginia Power Participants, allocations to Virginia Power Participants' Accounts, and amendments to the Plan or the Trust as to Virginia Power Participants. The Virginia Power O&C Committee is also responsible for establishing a funding policy for the Plan with respect to Virginia Power Participants.

          (b) DRI O&C Committee. The DRI O&C Committee is a committee of and appointed by the DRI Board. It is responsible for recommending to the DRI Board: contributions or transfers pursuant to Article III on behalf of DRI Participants, allocations to DRI Participants' Accounts, and amendments to the Plan or the Trust as to DRI Participants. The DRI O&C Committee is also responsible for establishing a funding policy for the Plan with respect to DRI Participants.

          (c) Administrative and Investment Benefit Committee. The Administrative and Investment Benefit Committee is appointed by the DRI Board and the Virginia Power Board. This committee is responsible for establishing an investment policy for the Plan. This committee also appoints the Administrative Benefit Committee.

          (d) Administrative Benefit Committee. This committee is responsible for: selecting an accountant and Investment Managers; communicating the Plan's investment policy (established by the Administrative and Investment Benefit Committee) to the Trustee and any Investment Manager; the review of the Trust Fund's investment performance; assuring that established investment policies are carried out; supervising administration; determining benefits; and maintaining records.

     8.2  Duties.

          Each committee shall have control of the duties set out in Section 8.1 or specifically allocated to it under Article VII or which are delegated to it by the Virginia Power Board or the DRI Board, as practicable, and shall have all necessary powers to carry out its duties. Any delegation of authority by the Virginia Power Board or the DRI Board to a committee shall be made in writing and specify the nature and scope of such delegation. In exercising its duties hereunder, each committee shall at all times act in a uniform, equitable and nondiscriminatory manner. Notwithstanding its powers granted hereunder, no committee shall have the power to modify any provision of the Plan in any way.

     8.3  Agents.

          Each committee may engage agents to assist it in its duties, and may consult with counsel, who may be counsel for DRI or Virginia Power, with respect to the meaning or construction of this document and its obligations hereunder, or with respect to any action, proceeding, or question of law related thereto.


                    ARTICLE IX - ADMINISTRATION OF THE PLAN

     9.1 Duties of Participants and Beneficiaries.

          Each Participant and Beneficiary shall furnish to the Administrative Benefit Committee any information or proof requested of him and reasonably required to administer the Plan.

     9.2  General.

          (a) The Administrative Benefit Committee, or such persons as it may designate, shall be responsible for the operation and administration of the Plan, except to the extent its duties are allocated to or assumed by other persons or entities hereunder.

          (b) The Administrative Benefit Committee shall establish rules and procedures to be followed by the Participants and Beneficiaries in filing applications for benefits and for furnishing and verifying proofs necessary to establish any matters required in order to establish their rights to benefits under the terms of the Plan.

          (c) The Administrative Benefit Committee shall supply such full and timely information on all matters relating to the Plan as (1) the Trustee, (2) the accountant, (3) any insurance company and (4) any Investment Manager may require for the effective discharge of their respective duties and responsibilities.

          (d) It shall be the duty of the Administrative Benefit Committee to handle the day-to-day operations of the Plan, including distributing booklets, notices and other information regarding the Plan; maintaining Beneficiary designation forms; explaining the optional form of benefit payout which may be elected by a Participant under the Plan; and communicating all other matters relating to participation and entitlement to benefits to (1) the Trustee and (2) the accountant as may be necessary to enable them to discharge their duties and responsibilities. The Administrative Benefit Committee shall carry out these duties in a uniform, equitable and nondiscriminatory manner with regard to all Participants and Beneficiaries under similar circumstances.

     9.3  Disclosure.

          (a) The Administrative Benefit Committee shall see that descriptions of the Plan are prepared as necessary for filing with the Department of Labor and shall make available to Participants and Beneficiaries receiving benefits under the Plan a summary of the Plan at such place and at such times as may be required by federal statutes and regulations issued thereunder.

          (b) The Administrative Benefit Committee shall arrange for the preparation and filing of such annual reports, including financial statements of the Plan's assets and liabilities, schedules, receipts and disbursements and changes in financial position in such form, at such place and at such times as may be required by federal statutes and regulations. The Administrative Benefit Committee shall furnish annually as required by law to all Participants and Beneficiaries receiving benefits under the Plan a copy of a summary of the financial statements of the Plan's assets and liabilities and schedules of receipts and disbursements and such other material as is necessary to fairly summarize the latest annual report at such times as may be required by federal statutes and regulations.

          (c) The Administrative Benefit Committee shall make available copies of the Plan, copies of any contracts relating to the Plan, descriptions of the Plan, and annual reports at its principal office for examination by any Participant and any Beneficiary receiving benefits under the Plan.

          (d) Upon written request of any Participant or any Beneficiary receiving benefits under the Plan, the Administrative Benefit Committee shall furnish him a copy of the latest updated summary plan description, plan description, latest annual report and a copy of the Plan. The Administrative Benefit Committee may make a reasonable charge for the costs of furnishing such copies.

     9.4  Annual Accountings.

          To the extent required by law, the Administrative Benefit Committee shall select and engage, on behalf of all Participants, an independent qualified public accountant to certify and render an opinion that the financial statements and schedules prepared in conjunction with the Plan are presented fairly and are in conformity with generally accepted accounting principles consistently applied; provided, however, that where assets are held under a contract with an insurance company or in trust by a bank supervised and subject to periodic examination by a state or federal agency and such insurance company or bank prepares statements concerning such assets and certifies that such statements are accurate and the statements are made a part of the annual report, the accountant may rely on such statements as accurate.

    9.5  Expenses - Compensation.

          As permitted by ERISA, the reasonable expenses incurred in the administration of the Plan may be paid by the Trustee or an insurance company out of the Trust Fund. By way of example and not of limitation, the following expenses may be paid out of the Trust Fund: the compensation of the Trustee and any Investment Manager, fees for actuarial and accounting services, and financial statement preparation and benefit processing fees. Any expenses that are paid out of the Trust Fund shall be charged to the Account of each Participant in the same proportion that the value of each Account bears to the total value of the Trust Fund. To the extent that such expenses are not paid by the Trustee or an insurance company, they shall be paid by Virginia Power (to the extent that the expenses are attributable or allocable to Virginia Power Participants) and DRI (to the extent that the expenses are attributable or allocable to DRI Participants). Notwithstanding the foregoing, no employee of DRI, Virginia Power, an Affiliate, or a Nonregulated Subsidiary shall be entitled to compensation from the Trust Fund for services rendered to the Plan.

     9.6  Directions to Trustee, Insurers and Investment Managers.

          All directions from DRI, Virginia Power or a committee to the Trustee, an insurer or an Investment Manager shall be in writing from the chief executive officer, the secretary or chairman of a committee, or such person or persons as such individuals may designate in writing. Any Trustee, insurer or Investment Manager may rely on directions from such persons and shall act in accordance therewith, unless it knows or should know that the directions constitute a breach of such person's or its own obligations under the Plan.

     9.7  Claims Procedure.

          (a) All claims for benefits under the Plan shall be submitted to the Administrative Benefit Committee, who shall have the initial responsibility for determining the eligibility of any Participant or Beneficiary for benefits. All claims for benefits shall be made in writing and shall set forth the facts which such Participant or Beneficiary believes to be sufficient to entitle him to the benefit claimed.

               If a claim for benefits is denied in whole or in part, the Administrative Benefit Committee shall give the claimant written notice of the decision within 90 days of the date the claim was submitted. Such written notice shall set forth in a manner calculated to be understood by the claimant (1) the specific reason or reasons for the denial; (2) specific reference to pertinent Plan provisions on which the denial is based; (3) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation of why such material or information is necessary; and (4) appropriate information about the steps to be taken if the claimant wishes to submit the claim for review of the denial. If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety-day period. In no event shall such extension exceed 90 days.

          (b) If the initial claim for benefits is denied in whole or in part, or if the claimant has had no response to such claim within 90 days of its submission (in which case the claim for benefits shall be deemed to be denied), the claimant or his duly authorized representative, at the claimant's sole expense, may appeal the denial to the Virginia Power O&C Committee (if the claim is related to the participation of a Virginia Power Participant) or the DRI O&C Committee (if the claim is related to the participation of a DRI Participant). Notice of the appeal must be received by the appropriate committee within 60 days of receipt of written notice of the denial of the claim or 60 days from the date such claim is deemed to be denied. In pursuing his appeal, the claimant or his duly authorized representative:

               (1) may request in writing that the appropriate O&C Committee review the denial;

               (2)  may review pertinent documents; and

               (3) may submit issues and comments in writing.

          The decision on review shall be made within 60 days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original 60-day period. The decision on review shall be made in writing, shall be written in a manner calculated to be understood by the claimant, and shall include specific references to the provisions of the Plan on which the denial is based. If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.


                      ARTICLE X - OBLIGATIONS OF EMPLOYER

     10.1 No Contract or Inducement.

          The Plan shall not be deemed to be a contract between DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary and any Participant or Beneficiary or to be a consideration or an inducement for the employment of any Participant.

     10.2 No right to Employment.

          Nothing contained in the Plan shall be deemed to give any Participant the right to be retained in employment by DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary or to interfere with the right of DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary to discharge, layoff, or suspend any Participant at any time without regard to the effect which such discharge, layoff, or suspension shall have upon his rights or the rights of any Beneficiary under this Plan.

     10.3 Obligation for Benefits.

          The Trust Fund shall be the sole source of benefits under this Plan, and each Participant and Beneficiary shall be entitled to look only to the Trust Fund for payment of benefits. None of DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary shall have any liability to make or continue from its own funds the payment of any benefit under the Plan.


                 ARTICLE XI - AMENDMENT AND TERMINATION OF PLAN

     11.1 Amendment of the Plan.

          Virginia Power shall have the right by action of the Virginia Power Board to modify, alter or amend the Plan in whole or in part as to Virginia Power Participants and DRI shall have the right by action of the DRI Board to modify, alter or amend the Plan in whole or in part as to DRI Participants; provided that the duties, powers and liabilities of a Trustee, insurance company or Investment Manager shall not be increased without its written consent; and provided further that any such action shall not, in any way, affect adversely the rights of Participants with respect to amounts credited to their Accounts as of the date the Plan is amended. No amendment, modification or alteration shall have the effect of revesting in DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary any part of the principal or income of the Trust Fund. Notwithstanding the above, nothing herein shall prevent the Virginia Power Board or the DRI Board from modifying or eliminating any form of benefit, subsidy, or payment option to the extent allowed by law so long as the benefit provided as a result of such amendment or alteration is an actuarial equivalent of the benefit otherwise payable to the Participant or Beneficiary determined as of the effective date of such amendment or alteration.

     11.2 Termination of the Plan.

          While Virginia Power and DRI expect to continue the Plan indefinitely, the continuance of the Plan is not assumed as a contractual obligation. Virginia Power reserves the right to discontinue its contributions and to terminate the Plan at any time as to Virginia Power Participants by action of the Virginia Power Board. DRI reserves the right to discontinue its contributions and to terminate the Plan at any time as to DRI Participants by action of the DRI Board. In the event of a termination of the Plan, no further contributions may be made to the Plan for the participants of the party which has terminated the Plan.


                        ARTICLE XII - GENERAL PROVISIONS

     12.1 Interpretation.

          This Plan has been created for the exclusive purpose of providing benefits to Participants and their Beneficiaries and defraying reasonable expenses of administering the Plan. The Plan shall be interpreted in a manner consistent with applicable provisions of ERISA and as in effect from time to time. Under no circumstances shall any funds contributed or transferred to this Plan, any assets attributable to this Plan or income relating to such assets, revert to DRI, Virginia Power, any Affiliate or any Nonregulated Subsidiary, nor shall any such funds, assets or income ever be used or diverted to purposes other than the exclusive benefit of the Participants and their Beneficiaries.

     12.2 Merger, Consolidation and Transfers of Assets or Liabilities.

          No merger or consolidation with, or transfer of assets or liabilities to this Plan or from this Plan to any other plan shall be made, unless each Participant would receive immediately after such event a benefit which is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such event had the Plan terminated at that time.

     12.3 Limitation on Assignment.

          Except as allowed by ERISA section 206 with respect to Qualified Domestic Relations Orders, Plan benefits may not be anticipated, assigned (either at law or in equity), alienated, or be subject to attachment, garnishment, levy, execution, or other legal or equitable process. If a Participant dies before the date that a Qualified Domestic Relations Order directs that payments begin to an Alternate Payee, the Alternate Payee shall be entitled to a payment from the Plan only if the Qualified Domestic Relations Order requires the payment of such benefits. The Administrative Benefit Committee shall establish reasonable written procedures for determining the qualified status of a domestic relations order and for administering distributions to an Alternate Payee. The Administrative Benefit Committee must promptly notify the Participant and each Alternative Payee of the receipt of a domestic relations order and of the procedures for determining its qualified status.

     12.4 Discharge of Liability.

          Any payment to a person or entity entitled to payment under the Plan, or to the representative of such person or entity, shall be, to the extent of the payment, in full satisfaction of all claims under the Plan against the Trustee, the Administrative Benefit Committee, and the Employers. As a prerequisite to the receipt of any such payment, the Trustee, the Administrative Benefit Committee, and any Employer may require that such person execute a receipt and release in such form as shall be determined by the Trustee, the Administrative Benefit Committee, or an Employer, as the case may be.

     12.5 Payments to Minors and Incompetents.

          If any Plan benefit is payable to a Participant or Beneficiary who is a minor or who, in the opinion of the Administrative Benefit Committee, is not legally capable of giving valid receipt and discharge for such payments, that payment may be made for the benefit of the Participant or Beneficiary to such person as the Administrative Benefit Committee, in its discretion, designates. Such payments, to the extent made, shall be deemed a complete discharge of any liability for such payment under the Plan, and the Trustee may make the payment without obligation to require bond or to see to the further application of the payments.

     12.6 Unclaimed Benefits.

          If the Trustee cannot make payments of any amount to a Participant or Beneficiary within seven years after the amount becomes payable because the person's identity or whereabouts cannot be determined by the end of the seven year period, all amounts that would have been payable to that Participant or Beneficiary must be segregated and dealt with by the Trustee in accordance with the applicable state law pertaining to abandoned intangible personal property held in a fiduciary capacity.

     12.7 Headings and Subheadings.

          The headings and subheadings in this Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.

     12.8 Use of Masculine and Feminine, Singular and Plural.

          In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

     12.9 Governing Law.

          Except as otherwise may be required by the controlling law of the United States, the Plan shall be construed, administered, and enforced in accordance with the laws of the Commonwealth of Virginia.

     12.10     Errors and Omissions.

          It shall be the responsibility of those individuals and entities charged with the administration of the Plan to see that it is administered in accordance with its terms so long as it is not in conflict with ERISA. If an innocent error or omission is discovered in the Plan's operation or administration which is not correctable under normal administrative procedures, and the Administrative Benefit Committee determines that (i) it would cost more to correct the error than is warranted and (ii) the error did not cause an excise tax problem, then the Administrative Benefit Committee may authorize any equitable adjustment it deems necessary or desirable to correct the error or omission, including but not limited to the authorization (with the approval of the Virginia Power Board or the DRI Board, as appropriate), of additional Employer contributions designed, in a manner consistent with the goodwill intended to be engendered by the Plan, to put Participants or their Beneficiaries in the same relative position they would have been in but for such error or omission. Any contribution made pursuant to this section is an additional discretionary contribution.



                                   EXECUTION

     IN WITNESS WHEREOF, this instrument has been executed this 12th day of May, 1997.



                            DOMINION RESOURCES, INC.



                           By /s/LINWOOD R. ROBERTSON
                              Linwood R. Robertson
                          Executive Vice President and
                             Chief Financial Officer



                         VIRGINIA ELECTRIC AND POWER COMPANY



                         By /s/T. J. O'NEIL
                                  T. J. O'Neil
                            Vice President, Human Resources